Exhibit 99.1

PRESS RELEASE	For Immediate Release
May 7, 2015	Contact:
Tom Skiba
Chief Financial Officer
email: tskiba@sajan.com
phone: 715-426-9505

Sajan, Inc. Announces Financial Results for 1st Quarter 2015

Revenue increases 22 percent over prior year period

RIVER FALLS, Wis., May 7, 2015- Sajan, Inc. (NASDAQ: SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the first quarter ended March 31, 2015.

Revenues were $7,481,000, which represented an increase of 22% over revenues for the quarter ended March 31, 2014 of $6,154,000. The Company reported net income of $4,000 for the quarter ended March 31, 2015 compared to a net loss of $400,000, for the quarter ended March 31, 2014. Adjusted EBITDA was a positive $346,000 for the quarter ended March 31, 2015 compared to a negative $52,000 for the quarter ended March 31, 2014. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to net income (loss).

“I am extremely pleased with our continued revenue growth and improved profitability” said Shannon Zimmerman, CEO of Sajan. Shannon continues, “This was the Company’s 9th consecutive quarter of double digit revenue growth. Our increased revenue is being driven by a combination of new clients and higher revenue from our existing clients.”

“In order to support our expected growth and achieve our strategic objectives during the rest of 2015, we will be making investments in additional operating personnel in the second and third quarter of this year. We also are planning to expand our sales and marketing activities related to Site Sync, our website translation solution, as well as enhancing its technological capabilities. We also remain focused on our acquisition strategy.”

In closing Shannon notes, “The spirit of the company remains very high and we are aggressively fixated on our objectives. I could not be happier with the great work our global staff is delivering.”

Non-GAAP Financial Measures – Adjusted EBITDA

Adjusted EBITDA	Three months ended March 31,
(in thousands)	2015	2014
Net income (loss)	$4	$(400)
Interest expense	19	23
Income taxes	10	20
Depreciation and amortization	230	241
Stock-based compensation	83	64
Adjusted EBITDA	$346	$(52)

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The Company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on May 7, 2015. The Company invites all those interested to join the call by dialing (888) 469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on May 15, 2015 by dialing (800) 234-5713.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 23, 2015, under the heading “Item 1A. Risk Factors”.  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands except per share data

	Three months ended March 31,
	2015	2014
Revenues	$7,481	$6,154
Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization)	4,411	3,939
Sales and marketing	920	774
Research and development	433	460
General and administrative	1,448	1,098
Depreciation and amortization	230	241
Income (loss) from Operations	39	(358)
Other expense, net	25	22
Income (loss) before income taxes	14	(380)
Income tax expense	10	20
Net income (loss)	$4	$(400)
Income (loss) per common share – basic & diluted	$0.00	$(0.10)
Weighted average shares outstanding – basic	4,775	4,067
Weighted average shares outstanding – diluted	4,869	4,067

Sajan, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

Amounts in thousands

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$4,621	$4,662
Accounts receivable, net of allowance	4,261	3,999
Unbilled services	1,390	1,024
Other current assets	581	550
Total current assets	10,853	10,235
Property and equipment, net	704	711
Other assets, net	401	491
Total Assets	$11,958	$11,437
Liabilities and Stockholders' Equity
Current liabilities
Accounts payables	$3,263	$3,076
Other current liabilities	3,066	2,807
Total current liabilities	6,329	5,883

Stockholders' equity	5,629	5,554
Total Liabilities and Stockholders' Equity	$11,958	$11,437